Exhibit 99.2

Press Release	Contact: Christopher D. Myers

For Immediate Release	President and CEO

(909) 980-4030

CVB Financial Corp. to Meet With Investors at

Sandler O’Neill + Partners, L.P. 2016 West Coast Financial Services Conference

Ontario, CA, March 4, 2016 – Christopher D. Myers, President and Chief Executive Officer of CVB Financial Corp., will be hosting one-on-one meetings with investors at Sandler O’Neill + Partners, L.P. 2016 West Coast Financial Services Conference on Tuesday, March 8, 2016. The event will take place at the Fairmont Grand Del Mar in San Diego, CA from March 7 to March 8, 2016.

Mr. Myers’ investor presentation is available on CVB Financial Corp.’s website at www.cbbank.com under the “Investors” tab.

Corporate Overview

CVB Financial Corp. (“CVBF”) is the holding company for Citizens Business Bank. CVBF is the ninth largest bank holding company headquartered in California. Following its acquisition of County Commerce Bank, the Bank’s assets are approximately $8.0 billion. CVBF recently earned the ranking of “Best Bank in America” according to Forbes’ America’s Best Banks 2016. Citizens Business Bank serves 47 cities with 44 Business Financial Centers, eight Commercial Banking Centers, and three trust office locations serving the Inland Empire, Los Angeles County, Orange County, San Diego County, Ventura County, Santa Barbara County, and the Central Valley area of California.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol “CVBF.” For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the “Investors” tab.